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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        July 16, 1997
                                                ----------------------------

                               Pacific Enterprises
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                   California
                  ---------------------------------------------
                  (State or other jurisdiction of incorporation


                1-40                             94-0743670
       ----------------------         ------------------------------------
       Commission File Number         (I.R.S. Employer Identification No.)


             555 West Fifth Street, Los Angeles, California 90013-1011
             ---------------------------------------------------------
                     (Address of principal executive offices)
                                  (Zip Code)


                               (213) 895-5000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                              CPUC PBR Decision


                           ***********************

On July 16, 1997, the California Public Utilities Commission (CPUC) issued its final decision on Southern California Gas Company's (SoCalGas or the Company) application for performance based regulation (PBR).

SoCalGas filed its PBR application with the CPUC in 1995. PBR replaces the general rate case and certain other regulatory proceedings. Under PBR, regulators allow future income potential to be tied to achieving or exceeding specific performance and productivity measures, rather than relying solely on expanding utility rate base in a market where SoCalGas already has a highly developed infrastructure. Key elements of the PBR include a reduction in base rates, an indexing mechanism that limits future rate increases to the inflation rate less a productivity factor, and rate refunds to customers if service quality deteriorates. The change in regulatory oversight will change the way earnings are affected by various factors. For example, earnings will become more reliant on operational efficiencies and less on investment in plant.

Under ratemaking procedures in effect prior to the PBR decision, SoCalGas typically filed a general rate case with the CPUC every three years. In a general rate case, the CPUC established a base margin, which is the amount of revenue to be collected from customers to recover authorized operating expenses (other than the cost of gas), depreciation, taxes and return on rate base. Separate proceedings were held annually to review SoCalGas' cost of capital including return on common equity, interest costs and changes in capital structure. Under PBR, the annual cost of capital proceedings will be replaced by an automatic adjustment mechanism if changes in certain indices exceed established tolerances. The mechanism is triggered if actual interest rates change by more than 150 basis points and are forecasted to continue to vary by at least 150 basis points for the next year. If this occurs, there would be an automatic adjustment of rates for the change in the cost of capital according to a pre-established formula.

Furthermore, under the prior ratemaking procedures the CPUC allowed annual adjustments to rates for years between general rate cases to reflect the changes in rate base and the effects of inflation. This attrition allowance mechanism is eliminated by PBR. Biennial cost allocation proceedings
(BCAP), which will continue under PBR, adjusts rates to reflect variances in the cost of gas and core customer demand from estimates previously adopted. The Commission's PBR decision indicates that it will address issues such as throughput forecast, cost allocation, rate design and other matters which may arise from SoCalGas' PBR experience in the 1998 BCAP. The Gas Cost Incentive Mechanism (GCIM) is a process for comparing SoCalGas' gas purchases to a benchmark level, which is the average price of 30-day firm spot supplies delivered to the SoCalGas market area. The GCIM proceeding will not change under PBR.


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The Commission's PBR decision establishes the following rules for SoCalGas:

  - A net rate reduction of $160 million for an initial base margin of $1.3 billion (a rate reduction now of $191 million, offset by an estimated $31 million rate increase to reflect inflation and customer growth on January 1, 1998). The CPUC refers to a rate reduction of $229 million in its decision. However, this amount does not include approximately $38 million of other social program costs authorized in this proceeding, that were previously part of base margin.

  - If earnings exceed the authorized rate of return on ratebase, a portion will be returned to customers. Earnings between 25 and 300 basis points above our authorized rate of return on ratebase will be shared with customers in eight blocks of 25 to 50 basis points each with the first block returning 75% to customers and declining to 0% as earned returns approach 300 basis points above authorized amounts. However, the decision rejects sharing of any amount by which actual earnings may fall below the authorized rate of return. In 1997, SoCalGas was authorized to earn a 9.49% return on ratebase which the decision adopts as the authorized rate for PBR.

  - Index revenue or margin per customer by inflation less an estimated productivity factor of 2.1% in the first year, increasing 0.1% per year up to 2.5% in the fifth year. This factor includes 1% to approximate the projected impact of declining ratebase. This methodology, combined with the retention of the Core Fixed Cost Balancing account, removes the risk/reward potential for shareholders arising from higher or lower gas throughput per customer to core (residential and small commercial/industrial) customers.

  - Maintain the current residential customer charge of $5 per month. The CPUC decision defers action on residential rate design to a future Commission proceeding, but does allow for some pricing flexibility for residential and small commercial customers with any shortfalls being borne by shareholders; and

  - Continue to offer some types of products and services it currently offers (e.g. contract meter reading), but defers issue of other new product and service offerings to a future Commission proceeding.

SoCalGas has the option of implementing the base margin reduction in late July, and all other elements on January 1, 1998, or to implement all PBR elements including the reduction to base margin retroactive to January 1, 1997. SoCalGas' plan is to implement the base margin reduction effective late July, and implement all other PBR elements on January 1, 1998. The CPUC intends for its PBR decision to be in effect for five years. The CPUC decision also provides the possibility that changes to the PBR mechanism could be adopted in a decision to be issued in SoCalGas' 1998 BCAP application, which decision is anticipated to become effective on August 1, 1999.



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It  is the intent of management to control operating expenses and investment within the amounts authorized to be collected in rates in this PBR decision. SoCalGas intends to make the efficiency improvements, changes in operations and cost reductions necessary to achieve this objective and earn its
authorized  rate  of  return.   However, in view  of  the  earnings  sharing
mechanism and other elements of PBR authorized by the CPUC, it will be more difficult for SoCalGas to achieve the level of returns it has recently experienced.






SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
---------------------
    (Registrant)



-----------------------------
Ralph Todaro
Vice President and Controller
(Chief Accounting Officer and
duly authorized signatory)
Date:  July 16, 1997